SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 4, 2006

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                    001-16533                  63-1261433
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)


   100 Brookwood Place, Birmingham, Alabama                      35209
   (Address of Principal Executive Office)                    (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 7.01      REGULATION FD DISCLOSURE

On October 4, 2006 we issued a news release commenting on a medical malpractice verdict against an insured of ProNational Insurance Company, one of our subsidiaries. A copy of that news release, containing important risk factors, is furnished as Exhibit 99.1 to this filing.

On September 29, 2006 a jury in Tampa awarded $117 million to the plaintiff in this case and on October 3, 2006 added $100 million in punitive damages. There is no claim outstanding against ProAssurance.

There are many open legal issues still to be decided regarding both the merits of the case and the availability of coverage to the defendants. Based on similar cases, we believe it will be several years before this case is ultimately resolved.

We are currently evaluating the details of the case and we expect to be able to discuss this issue in greater detail when we report our third quarter results.



ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

        99.1   News release commenting on a malpractice verdict in Florida.


SIGNATURE
         Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 5, 2006

                                            PROASSURANCE CORPORATION



                                            By:  /s/ Frank B. O'Neil
                                               ---------------------------------
                                                     Frank B. O'Neil
                                                     Senior Vice-President


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